UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 3, 2018

INDOOR HARVEST CORP
(Exact Name of Registrant as Specified in Charter)

Texas	000-55594	45-5577364
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A

Houston, TX 77020

(Address of Principal Executive Offices) (Zip Code)

832-649-3998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Consulting Agreement

On December 3, 2018 (the “Effective Date”), Indoor Harvest Corp (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Daniel Strachman, pursuant to which Mr. Strachman will assist the Company’s Chief Executive Officer with financial planning, evaluation of third-party engagements, merger and acquisition due diligence, business development, and engagement with stakeholders. The Consulting Agreement commenced on the Effective Date for an initial term of three (3) months (the “Initial Term”). The Company and Mr. Strachman plan on entering into a further agreement before the expiration of the Initial Term. If the further agreement is not entered into prior to March 3, 2019, the Consulting Agreement shall be renewed for successive three (3) months periods either the Company and Strachman serves a written notice of non-renewal at least 30 days prior to the renewal date.

Pursuant to, and in accordance with the terms and conditions of the Consulting Agreement, as compensation for his services the Consultant: (i) shall be paid a monthly fee of $2,083.33 for the term of the agreement (the “Monthly Fee”); and (ii) shall be granted shares of restricted common stock of the Company (the “Common Stock”) in an aggregate value of $125,000 (the “Strachman Stock Issuance”), with the grant and vesting schedule set forth in the Consulting Agreement and the number of shares of Common Stock to be issued to be calculated based on the most recent closing price of the Common Stock on the date of each grant. If the entire Strachman Stock Issuance had been granted based on the most recent closing price prior to the Effective Date, Mr. Strachman would have received approximately 2.2 million shares of Common Stock.

The above description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is attached hereto as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the individual and the Company.

Item 9.01	Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between Indoor Harvest Corp and Daniel Strachman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP

Date: December 6, 2018	By:	/s/ Daniel Weadock
Daniel Weadock
Chief Executive Officer